UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Landmark Apartment Trust of America, Inc. (the “Company”) hereby amends the Current Report on Form 8-K filed on July 29, 2013 (the “July 29, 2013 Form 8-K”) to provide information relating to the acquisition of two multifamily apartment communities for the aggregate purchase price of approximately $33,470,000, including the assumption of mortgage indebtedness in the aggregate amount of approximately $22,557,031 as set forth in more detail below.

The acquisition of one of the properties described below was not conditioned upon the acquisition of the other property. While the acquisition of any one of the properties is individually insignificant for purposes of the reporting requirements of Form 8-K, the properties described in this Current Report on Form 8-K and in the July 29, 2013 Form 8-K are related properties, which are significant in the aggregate.

Acquisition of Mission Bellevue Ridge Apartments

On September 20, 2013, the Company, through Landmark Apartment Trust of America Holdings, LP, the Company’s operating partnership (the “Operating Partnership”), and pursuant to an Agreement for Purchase and Sale of Real Property and Escrow Instructions between the Operating Partnership and various tenant in common owners, purchased (through a wholly-owned subsidiary of the Operating Partnership known as LAT Bellevue Ridge, LLC) the multifamily residential apartment project known as Mission Bellevue Ridge (the “Bellevue Property”). The purchase price for the Bellevue Property was $21,220,000. In connection with the purchase, LAT Bellevue Ridge, LLC assumed an existing mortgage loan with an outstanding balance of approximately $14,500,386. The Bellevue Property is an apartment community located in Nashville, Tennessee, comprised of approximately 287,112 rentable square feet and containing 260 units. As of September 20, 2013, the Bellevue Property was 97.3% occupied.

The existing mortgage loan assumed in connection with the purchase of the Bellevue Property had an outstanding balance as of closing of approximately $14,500,386 held in a CMBS pool serviced by LNR Partners, LLC. Interest accrues on the loan at a fixed rate equal to 5.648%, and the loan matures on February 1, 2016.

Mission Preston Wood Apartments

On September 20, 2013, the Company, through the Operating Partnership, and pursuant to an Agreement for Purchase and Sale of Real Property and Escrow Instructions between the Operating Partnership and Mission Preston Wood, DST, purchased (through a wholly-owned subsidiary of the Operating Partnership known as LAT Preston Wood, LLC) the multifamily residential apartment project known as Mission Preston Wood (the “Preston Wood Property”). The purchase price for the Preston Wood Property was $12,250,000. In connection with the purchase, LAT Preston Wood, LLC assumed an existing mortgage loan with an outstanding balance of approximately $8,056,645. The Preston Wood Property is an apartment community located in Richardson, Texas, comprised of approximately 192,191 rentable square feet and containing 194 units. As of September 20, 2013, the Preston Wood Property was 94.9% occupied.

The existing mortgage loan assumed in connection with the purchase of the Preston Wood Property had an outstanding balance as of closing of approximately $8,056,645 held in a CMBS pool serviced by Midland Loan Services. Interest accrues on the loan at a fixed rate equal to 5.243%, and the loan matures on October 1, 2015.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real properties described in Item 2.01 above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions.

None.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 26, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary